EXHIBIT 99.10

        Avocent Reports 28% Revenue Growth for Second Quarter

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--July 18, 2007--Avocent
Corporation (NASDAQ:AVCT) today reported that net sales rose 27.7% to $150.7 million for the second quarter ended June 29, 2007, compared with the second quarter of 2006.

    "Avocent's sales growth benefited from the acquisition of LANDesk and growth in traditional Avocent product sales," stated John R. Cooper, chairman and chief executive officer of Avocent Corporation. "We were pleased to see a rebound in demand during the second quarter from the slowness experienced in March. We are also pleased that LANDesk achieved its highest quarterly revenue ever during the second quarter."

    Second Quarter Results

    Second quarter 2007 operational income, which is income prior to intangible amortization and stock-based compensation expenses, rose to $21.1 million, or $0.41 per diluted share, compared with operational income of $18.7 million, or $0.38 per diluted share, in the second quarter of 2006. (See "Use of Non-GAAP Financial Measures" discussion below.)

    GAAP net income for the second quarter of 2007 was $15.0 million, or $0.29 per diluted share. This compares with GAAP net income of $13.6 million, or $0.28 per diluted share, in the second quarter of 2006. Adjustments to reconcile operational income to GAAP net income were $6.1 million in the second quarter of 2007, including $10.3 million in intangible amortization, $5.1 million in stock-based compensation expenses and $9.8 million in tax benefits. The tax benefit adjustment includes a one-time tax benefit of $6.5 million related to the LANDesk acquired in-process research and development expense which was determined to be deductible during the second quarter of 2007. Adjustments to reconcile to GAAP net income were $5.1 million in the second quarter of 2006, including $4.9 million in intangible amortization, $2.7 million in stock-based compensation expenses and $2.7 million in tax benefits.

    Branded sales increased 41% from the second quarter of 2006 and accounted for 66% of total second quarter 2007 sales. Sales of products acquired with LANDesk contributed to the large increase in Branded sales. OEM sales increased 9% from the second quarter of 2006 and accounted for 34% of total second quarter 2007 sales. Digital product sales accounted for $70.4 million of total sales, an increase from $69.7 million compared with the second quarter of 2006. U.S. sales increased 31% to $88.5 million and international sales rose 23% to $62.2 million compared with the second quarter of 2006.

    Gross profit, excluding amortization of certain intangibles and stock-based compensation, for the second quarter of 2007 increased 38% to $98.6 million compared with $71.6 million in the second quarter of 2006. Gross margin rose to 65.4% for the second quarter of 2007 compared to 60.7% for the second quarter of 2006.

    LANDesk subscription revenue grew to 20% of LANDesk's revenue during the second quarter of 2007, compared to 16% in the second quarter of 2006. Additionally, bookings rose to $30.9 million during the quarter, with the difference between revenues and bookings primarily related to subscription and maintenance revenues which are deferred and amortized over the contract life.

    "Our margin growth benefited from higher sales of digital products and the addition of LANDesk's software suite in our revenue mix," continued Mr. Cooper. "We continue to invest in new technologies that leverage our strength in KVM products with enhanced features added through digital technology. We are also focused on the next generation of products that will integrate LANDesk's software suite of desktop and server change, configuration, security management and administrative tools. We believe our combined products and software will continue as industry leaders in providing IT managers with control of their hardware and software assets."

    Research and development expenses, excluding stock-based compensation, increased to $19.8 million, or 13.1% of sales, compared with $13.6 million, or 11.5% of sales, in the second quarter of 2006. The growth in R&D expenses was due to the acquisition of LANDesk and to new projects that combine technologies across hardware and software product lines.

    Selling, general and administrative expenses, excluding stock-based compensation, increased 59% to $49.0 million, or 32.5% of sales, compared with $30.8 million, or 26.1% of sales, in the second quarter of 2006. The increase in SG&A expenses was due to the addition of LANDesk, higher selling costs related to sales volume growth, additional administrative costs related to litigation and LANDesk integration activities. Total employee count increased to approximately 1,850 primarily as a result of the Cyclades and LANDesk acquisitions.

    Operating income, excluding stock-based compensation and intangible asset amortization, increased 19% to $29.8 million in the second quarter of 2007 compared with $25.0 million in the second quarter of 2006. The 2006 results include $2.3 million in integration costs related to the Cyclades acquisition.

    Avocent's cash flow from operations reached a record of approximately $40 million for the second quarter of 2007. Cash flow benefited from improved earnings and balance sheet management, including programs for inventory and accounts receivable. Avocent paid down $35 million in debt during the quarter. At the end of the second quarter, Avocent's cash, cash equivalents and investments totaled approximately $109 million. Avocent repurchased approximately 100,000 shares during the second quarter at a total cost of approximately $2.5 million.

    Second Quarter Division Results

    Revenues from the Management Systems Division rose 3% to $115.0 million in the second quarter of 2007 from $111.8 million in the second quarter of 2006, while operating income from this division increased to $34.6 million in the second quarter of 2007 from $30.0 million in the second quarter of 2006.

    The LANDesk Division revenues rose to a record $27.6 million in the second quarter of 2007 with an operating profit of $1.1 million. LANDesk was acquired by Avocent effective August 31, 2006.

    Revenues from Avocent's emerging businesses grew to $6.0 million in the second quarter of 2007 compared with $5.3 million in the second quarter of 2006, while operating losses from these divisions decreased to $2.1 million in the second quarter of 2007 from $2.5 million in the second quarter of 2006.

    Use of Non-GAAP Financial Measures

    To supplement Avocent's consolidated financial statements presented in accordance with GAAP, we present investors with non-GAAP "operational measures", including gross profit, operating income, income before taxes and operational income, which exclude the effects of intangible amortization, stock-based compensation and acquired in-process research and development expenses.

    Avocent believes that the presentation of these operational measures provides important supplemental information and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because we believe that the exclusion of the items described above provides a meaningful measure of our operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance, compare us to other companies, and evaluate our ongoing financial operations.

    Externally, we believe that these operational measures are useful to investors in their assessment of our operating performance and the valuation of our company. Internally, these operational measures are used by management for:

    -- Reporting our financial results and forecasts to our board of directors;

    --  Evaluating the operating performance of our company;

    -- Managing and comparing performance internally across our businesses and externally against our peers;

    --  Establishing internal operating budgets; and

    --  Evaluating and valuing potential acquisition candidates.

    Operational income is used by Avocent as a broad measure of financial performance that encompasses our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of Avocent's results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

    In the financial tables of our earnings press release, Avocent has included reconciliations of GAAP to the operational measures for the relevant periods.

    Conference Call and Additional Information

    Avocent will provide an on-line, real-time webcast and rebroadcast of its second quarter results conference call to be held July 19, 2007. The live broadcast will be available on-line at www.avocent.com as well as www.investorcalendar.com beginning at 10:00 a.m. Central time. The on-line replay will follow immediately and continue for 30 days. Avocent has also furnished additional commentary on the second quarter results and expectations for the remainder of 2007 simultaneously with this release on a Form 8-K filed with the SEC and on its website.

    About Avocent Corporation

    Avocent delivers IT operations and infrastructure management solutions for enterprises worldwide, helping customers to reduce costs and simplify complex IT environments via integrated, centralized in-band and out-of-band hardware and software. Through LANDesk, Avocent also is a leading provider of systems, security, and process management solutions. Additional information is available at: www.avocent.com.

    Forward-Looking Statements

    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the outlook for future sales, our investment in new technologies to leverage our strength in KVM products, our continued focus on the next generation of products that will integrate LANDesk's software suite of tools, the success of our new products and the continued industry leadership position of our combined products and software. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.


                         AVOCENT CORPORATION
             Condensed Consolidated Statements of Income
           (Unaudited, in thousands, except per share data)

                             For the Quarter Ended June 29, 2007

                        Non-GAAP      Stock
                       Operational  Compensation Adjustments
                         Measures       (1)          (2)       GAAP
                       ----------- ------------- ----------- ---------

Net sales                $150,720                  $   (495) $150,225
Cost of sales              52,075       $   301       2,767    55,143
                       ----------- ------------- ----------- ---------
  Gross profit             98,645          (301)     (3,262)   95,082

Research and
 development expenses      19,798         1,391           -    21,189
Selling, general and
 administrative
 expenses                  49,019         3,411          12    52,442
Amortization of
 intangible assets              -             -       7,581     7,581
                       ----------- ------------- ----------- ---------
  Operating income         29,828        (5,103)    (10,855)   13,870

Other income (expense),
 net                       (1,349)            -           -    (1,349)
                       ----------- ------------- ----------- ---------
Income before income
 taxes                     28,479        (5,103)    (10,855)   12,521

Provision (benefit) for
 income taxes               7,345        (1,228)     (8,596)   (2,479)
                       ----------- ------------- ----------- ---------
Net income               $ 21,134       $(3,875)   $ (2,259) $ 15,000
                       =========== ============= =========== =========

Earnings per share:
  Basic                  $   0.42                            $   0.30
  Diluted                $   0.41                            $   0.29

Weighted average shares
 and common equivalents
 outstanding:
  Basic                    50,476             -           -    50,476
  Diluted                  51,158             -           -    51,158


                             For the Quarter Ended June 30, 2006

                        Non-GAAP      Stock
                       Operational  Compensation Adjustments
                         Measures       (1)          (2)       GAAP
                       ----------- ------------- ----------- ---------

Net sales                $118,005                            $118,005
Cost of sales              46,430       $   164                46,594
                       ----------- ------------- ----------- ---------
  Gross profit             71,575          (164)          -    71,411

Research and
 development expenses      13,559           762           -    14,321
Selling, general and
 administrative
 expenses                  30,771         1,796         151    32,718
Cyclades severance and
 integration expenses       2,269             -           -     2,269
Amortization of
 intangible assets              -             -       4,901     4,901
                       ----------- ------------- ----------- ---------
  Operating income         24,976        (2,722)     (5,052)   17,202

Other income (expense),
 net                        1,778             -           -     1,778
                       ----------- ------------- ----------- ---------
Income before income
 taxes                     26,754        (2,722)     (5,052)   18,980

Provision for income
 taxes                      8,051          (969)     (1,683)    5,399
                       ----------- ------------- ----------- ---------
Net income               $ 18,703       $(1,753)   $ (3,369) $ 13,581
                       =========== ============= =========== =========

Earnings per share:
  Basic                  $   0.39                            $   0.28
  Diluted                $   0.38                            $   0.28

Weighted average shares
 and common equivalents
 outstanding:
  Basic                    47,943             -           -    47,943
  Diluted                  48,709             -           -    48,709


(1) Stock Compensation relates to expensing of stock options, restricted stock units, and performance shares. Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants.


(2) Adjustments relate to depreciation and amortization of the purchase accounting adjustment to deferred revenue and intangibles recorded as the result of acquisitions. The second quarter of 2007 includes a one-time tax benefit of $6,500 related to the LANDesk acquired in-process research and development expense.



                         AVOCENT CORPORATION
             Condensed Consolidated Statements of Income
           (Unaudited, in thousands, except per share data)

                           For the Six Months Ended June 29, 2007

                        Non-GAAP      Stock
                       Operational  Compensation Adjustments
                         Measures       (1)          (2)       GAAP
                       ----------- ------------- ----------- ---------

Net sales                $284,652                  $ (1,276) $283,376
Cost of sales             101,349       $   480       5,450   107,279
                       ----------- ------------- ----------- ---------
  Gross profit            183,303          (480)     (6,726)  176,097

Research and
 development expenses      39,564         2,506           -    42,070
Selling, general and
 administrative
 expenses                  95,300         5,778          24   101,102
Amortization of
 intangible assets              -             -      16,543    16,543
                       ----------- ------------- ----------- ---------
  Operating income         48,439        (8,764)    (23,293)   16,382

Other income (expense),
 net                       (3,021)            -           -    (3,021)
                       ----------- ------------- ----------- ---------
Income before income
 taxes                     45,418        (8,764)    (23,293)   13,361

Provision (benefit) for
 income taxes              11,572        (2,233)    (11,724)   (2,385)
                       ----------- ------------- ----------- ---------
Net income               $ 33,846       $(6,531)   $(11,569) $ 15,746
                       =========== ============= =========== =========

Earnings per share:
  Basic                  $   0.67                            $   0.31
  Diluted                $   0.66                            $   0.31

Weighted average shares
 and common equivalents
 outstanding:
  Basic                    50,607             -           -    50,607
  Diluted                  51,457             -           -    51,457


                           For the Six Months Ended June 30, 2006

                        Non-GAAP      Stock
                       Operational  Compensation Adjustments
                         Measures       (1)          (2)       GAAP
                       ----------- ------------- ----------- ---------

Net sales                $212,517                            $212,517
Cost of sales              84,936       $   214                85,150
                       ----------- ------------- ----------- ---------
  Gross profit            127,581          (214)          -   127,367

Research and
 development expenses      26,467         1,063           -    27,530
Acquired in-process
 research and
 development expenses           -             -       2,100     2,100
Selling, general and
 administrative
 expenses                  53,514         2,286         302    56,102
Cyclades severance and
 integration expenses       2,269                         -     2,269
Amortization of
 intangible assets              -             -       7,252     7,252
                       ----------- ------------- ----------- ---------
  Operating income         45,331        (3,563)     (9,654)   32,114

Other income (expense),
 net                        4,795             -           -     4,795
                       ----------- ------------- ----------- ---------
Income before income
 taxes                     50,126        (3,563)     (9,654)   36,909

Provision for income
 taxes                     14,002        (1,231)     (2,376)   10,395
                       ----------- ------------- ----------- ---------
Net income               $ 36,124       $(2,332)   $ (7,278) $ 26,514
                       =========== ============= =========== =========

Earnings per share:
  Basic                  $   0.74                            $   0.55
  Diluted                $   0.73                            $   0.54

Weighted average shares
 and common equivalents
 outstanding:
  Basic                    48,515             -           -    48,515
  Diluted                  49,336             -           -    49,336


(1) Stock Compensation relates to expensing of stock options, restricted stock units, and performance shares. Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants.


(2) Adjustments relate to acquired in-process research and development expense from the Cyclades acquisition, depreciation and amortization of the purchase accounting adjustment to deferred revenue and intangibles recorded as the result of acquisitions. The first six months of 2007 includes a one-time tax benefit of $6,500 related to the LANDesk acquired in-process research and development expense.


                         AVOCENT CORPORATION
                Condensed Consolidated Balance Sheets
                      (Unaudited, in thousands)

                                       June 29, 2007 December 31, 2006
                                       ------------- -----------------

Cash, cash equivalents and short-term
 investments                              $  109,111        $  107,165
Accounts receivable, net                     110,329           126,471
Inventories, net                              32,230            41,765
Other current assets                          16,772            17,269
Deferred income tax                            9,266             7,355
                                       ------------- -----------------
  Total current assets                       277,708           300,025

Investments                                        -               987
Property and equipment, net                   38,018            38,004
Goodwill                                     593,456           607,488
Intangible assets, net                       189,055           209,674
Other assets                                   2,787             2,676
                                       ------------- -----------------
Total assets                              $1,101,024        $1,158,854
                                       ============= =================


Accounts payable and other accrued
 expenses                                 $   35,465        $   41,771
Income tax payable                            16,799            17,364
Deferred revenue                              47,485            44,453
Other current liabilities                     25,822            29,754
                                       ------------- -----------------
  Total current liabilities                  125,571           133,342

Line of credit obligation                    115,000           150,000
Deferred income taxes                          9,491            30,377
Deferred revenue, net of current
 portion                                      10,057            10,070
Other non-current liabilities                    532             1,222
                                       ------------- -----------------
Total liabilities                            260,651           325,011

Total stockholders' equity                   840,373           833,843

                                       ------------- -----------------
Total liabilities and stockholders'
 equity                                   $1,101,024        $1,158,854
                                       ============= =================


                         AVOCENT CORPORATION
             Additional Operational Financial Information
                      (Unaudited, in thousands)


                                          Quarter Ended
                            ------------------------------------------
                            June 29, 2007 June 30, 2006 June 30, 2006
                                             Actual     As if Combined
                            ------------- ------------- --------------
Revenue by Distribution
 Channel
---------------------------
Branded                         $ 99,310      $ 70,642        $ 91,951
OEM                               51,410        47,363          49,904
                            ------------- ------------- --------------
Total                           $150,720      $118,005        $141,855
                            ============= ============= ==============


Revenue by Division
---------------------------
Management Systems              $114,964      $111,823        $111,823
LANDesk                           27,563             -          23,850
Other business units               6,035         5,251           5,251
Corporate and unallocated          2,158           931             931
                            ------------- ------------- --------------
Total                           $150,720      $118,005        $141,855
                            ============= ============= ==============


Management Systems Division
 Revenue by Product Line
---------------------------
KVM                             $ 87,459      $ 83,496        $ 83,496
Serial Management                 12,752        13,817          13,817
Embedded Software and
 Solutions                         7,897         8,828           8,828
Other                              6,856         5,682           5,682
                            ------------- ------------- --------------
Total                           $114,964      $111,823        $111,823
                            ============= ============= ==============


LANDesk Division Revenues
 by Type
---------------------------
Licenses and royalties          $ 16,800      $      -        $ 14,101
Maintenance and services          10,763             -           9,749
                            ------------- ------------- --------------
  Total                         $ 27,563      $      -        $ 23,850
                            ============= ============= ==============


Operating Profit by
 Division
---------------------------
Management Systems              $ 34,588      $ 30,009
LANDesk                            1,117             -
Other business units              (2,073)       (2,453)
Corporate and unallocated         (3,804)       (2,580)
                            ------------- -------------
Total                           $ 29,828      $ 24,976
                            ============= =============


Cash Flow Highlights
---------------------------
  Cash provided by
   operations                   $ 39,615      $ 15,017
  Depreciation expense             2,376         2,200
  Capital expenditures             2,252         1,468
  Purchase of treasury
   shares                          2,493        92,237


                                         Six Months Ended
                            ------------------------------------------
                            June 29, 2007 June 30, 2006 June 30, 2006
                                             Actual     As if Combined
                            ------------- ------------- --------------
Revenue by Distribution
 Channel
---------------------------
Branded                         $185,135      $118,597        $173,594
OEM                               99,517        93,920          99,169
                            ------------- ------------- --------------
Total                           $284,652      $212,517        $272,763
                            ============= ============= ==============


Revenue by Division
---------------------------
Management Systems              $220,068      $202,321        $216,276
LANDesk                           51,417             -          46,291
Other business units              10,259         8,272           8,272
Corporate and unallocated          2,908         1,924           1,924
                            ------------- ------------- --------------
Total                           $284,652      $212,517        $272,763
                            ============= ============= ==============


Management Systems Division
 Revenue by Product Line
---------------------------
KVM                             $168,147      $161,471        $162,176
Serial Management                 24,038        14,810          25,738
Embedded Software and
 Solutions                        15,474        14,961          14,961
Other                             12,409        11,079          13,401
                            ------------- ------------- --------------
Total                           $220,068      $202,321        $216,276
                            ============= ============= ==============


LANDesk Division Revenues
 by Type
---------------------------
Licenses and royalties          $ 30,171      $      -        $ 27,849
Maintenance and services          21,246             -          18,442
                            ------------- ------------- --------------
  Total                         $ 51,417      $      -        $ 46,291
                            ============= ============= ==============


Operating Profit by
 Division
---------------------------
Management Systems              $ 60,499      $ 55,792
LANDesk                               84             -
Other business units              (5,222)       (5,152)
Corporate and unallocated         (6,922)       (5,309)
                            ------------- -------------
Total                           $ 48,439      $ 45,331
                            ============= =============


Cash Flow Highlights
---------------------------
  Cash provided by
   operations                   $ 57,459      $ 31,581
  Depreciation expense             4,730         3,974
  Capital expenditures             4,868         3,157
  Purchase of treasury
   shares                         17,931       119,186


    CONTACT: Avocent Corporation
             Edward H. Blankenship, 256-217-1301
             Senior Vice President of Finance and
             Chief Financial Officer